UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
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Fractyl Health, Inc.
(Name of Registrant as Specified In Its Charter)

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FRACTYL HEALTH, INC.
NOTICE & PROXY STATEMENT
Annual Meeting of Stockholders
June 11, 2025
12:00 p.m. Eastern Time
Fractyl Health, Inc.
3 Van de Graaff Drive, Suite 200
Burlington, Massachusetts 01803

MESSAGE TO OUR STOCKHOLDERS
April 24, 2025
Dear Fellow Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Fractyl Health, Inc. (the “Company”) to be held on Wednesday, June 11, 2025, at 12:00 p.m. Eastern Time. Our Annual Meeting will be a completely virtual meeting of stockholders that will be conducted via live webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GUTS2025. Utilizing the latest technology and a virtual meeting format will allow stockholders to participate from any location and we expect will enable increased attendance, improved communications and cost savings for our stockholders and the Company compared to an in person meeting.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card.
We appreciate your interest in and support of Fractyl Health and look forward to your participation at the Annual Meeting.
Sincerely,

Harith Rajagopalan, M.D., Ph.D.
Co-Founder, Chief Executive Officer and Director

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
Dear Fellow Stockholder:
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Fractyl Health, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 11, 2025, at 12:00 p.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GUTS2025 and entering your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card.
Proposals
The Annual Meeting will be held for the following purposes:

1	The election of William W. Bradley, Ajay Royan, and Amy W. Schulman as Class I directors, each for a three-year term ending at the 2028 Annual Meeting of Stockholders
2	The ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025
3	Such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting

Only holders of record of our outstanding shares of common stock at the close of business on April 16, 2025, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder during the ten days prior to the Annual Meeting for a purpose germane to the meeting during ordinary business hours at the Company’s principal executive office. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

YOUR VOTE IS IMPORTANT: Important Information for Holders of our Common Stock

It is important that your shares be represented regardless of the number of shares you may hold as of the record date. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed pre-addressed return envelope, which needs no postage if mailed in the United States. We encourage stockholders to submit their proxy by mail, telephone, or Internet. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. The Company asks your cooperation in promptly submitting your proxy.

If you would like to attend the virtual Annual Meeting, please refer to the logistical information in the section titled “Questions and Answers About the 2025 Annual Meeting of Stockholders.”

By Order of the Board of Directors,

Sarah Toomey
General Counsel and Corporate Secretary

April 24, 2025

For a disclaimer regarding forward-looking statements in this proxy statement, please refer to —Forward-Looking Statements.
i

Fractyl Health, Inc.
3 Van de Graaff Drive, Suite 200
Burlington, Massachusetts 01803

EXECUTIVE SUMMARY
2025 Annual Meeting Information
Date and Time: Wednesday, June 11, 2025, 12:00 p.m. Eastern Time
Location: www.virtualshareholdermeeting.com/GUTS2025
Record Date: April 16, 2025
Proxy Mail Date: On or about April 24, 2025
How to Vote
Before the Annual Meeting:
•	By Internet: Visit the website listed on your Internet Notice or proxy card
•	By Phone: Call the telephone number on your proxy card
•	By Mail: If you received paper copies, sign, date and return your proxy card in the provided envelope
During the Annual Meeting:
•	Participate in the Annual Meeting webcast using your 16-digit control number
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Fractyl Health, Inc. (the “Company,” “Fractyl Health,” “we” or “us”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 11, 2025 (the “Annual Meeting”), at 12:00 p.m. Eastern Time, and at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GUTS2025 and entering your 16-digit control number included on your proxy card.
Only holders of record of outstanding shares of our common stock at the close of business on April 16, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on the Record Date, there were 48,976,636 shares of common stock outstanding and entitled to vote at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2024 (the “Annual Report”) will be sent on or about April 24, 2025, to holders of our common stock (as of the Record Date).

This section summarizes and highlights certain information contained in this proxy statement but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as our Annual Report to Stockholders carefully before voting. Frequently asked questions and logistical information regarding the Annual Meeting is available in the section titled “Questions and Answers About the 2025 Annual Meeting of Stockholders” beginning on page 32.
Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders To Be Held on June 11, 2025:

THIS PROXY STATEMENT AND OUR ANNUAL REPORT ARE AVAILABLE FOR VIEWING,
PRINTING AND DOWNLOADING AT www.proxyvote.com.

Meeting Agenda Items

Proposal	Page Number	Voting Standard	Board Vote Recommendation
Proposal No. 1: Election of William W. Bradley, Ajay Royan, and Amy W. Schulman as Class I directors, each for a three-year term ending at the 2028 Annual Meeting of Stockholders	5	Plurality of the votes cast	FOR each director nominee
Proposal No. 2: To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025	10	Affirmative vote of the holders of a majority in voting power of the votes cast on the matter	FOR

Director Nominees and Continuing Directors

				Committee Memberships
	Class	Director Since	Independent	Audit Committee	Compensation and Human Strategy Committee	Nominating and Corporate Governance Committee
Director Nominees
William W. Bradley	Class I	2017	Yes			Chair
Ajay Royan	Class I	2014	Yes	X		X
Amy W. Schulman	Class I	2018	Yes			X
Continuing Directors
Marc Elia	Class II	2021	Yes	X
Clive Meanwell, M.B., Ch.B., M.D.	Class II	2021	Yes		Chair
Kelly Barnes	Class III	2022	Yes	Chair	X
Samuel Conaway	Class III	2024	Yes		X
Harith Rajagopalan, M.D., Ph.D.	Class III	2011	No

Fiscal 2024 Overview
IPO Completion:
On February 6, 2024, the Company completed its initial public offering (the “IPO”), pursuant to which it issued and sold 7,333,333 shares of its common stock at a price to the public of $15.00 per share, resulting in gross proceeds of approximately $110.0 million and net proceeds of approximately $98.8 million. On March 5, 2024, the Company issued an additional 99,999 shares of its common stock pursuant to the partial exercise of the underwriters’ option to purchase additional shares at the IPO public price of $15.00 per share, for additional gross proceeds of approximately $1.5 million and net proceeds of approximately $1.395 million.
Capital Structure Updates:
•
Upon the closing of the IPO on February 6, 2024, all of the outstanding principal plus accrued interest under the Company’s prior convertible promissory notes issued in 2022 were converted into 1,841,321 shares of the Company’s common stock at a conversion price of $12.00 per share, which was 80% of the IPO price of $15.00 per share.

•
All shares of the Company’s prior convertible preferred stock (Series A, B, C-1, C-2, D, E and F) were converted into 36,343,909 shares of the Company’s common stock. All outstanding warrants to purchase the Company’s convertible preferred stock were converted to warrants to purchase shares of the Company’s common stock.

2024 Business Performance & Highlights
The Company completed many important milestones in 2024. It was a year of execution and acceleration and set the stage for key milestones in 2025 that the Company believes will help create a world in which patients can break free from the burden of obesity and T2D:
•	Successful Public Market Debut: In February 2024, pursuant to the IPO, the Company debuted on The Nasdaq Global Market under the ticker “GUTS,” reinforcing our commitment to long-term innovation.
•
IDE Approval for Revita Pivotal Trial: We secured U.S. Food and Drug Administration (“FDA”) Investigational Device Exemption (“IDE”) approval for our pivotal REMAIN-1 study, evaluating Revita’s potential to maintain weight loss after GLP-1 therapy cessation. Additionally, Revita earned FDA Breakthrough Device designation for weight maintenance.

•	REMAIN-1 Study Enrollment Surpasses Expectations: Patient enrollment was met with overwhelming demand, underscoring the urgent need for a sustainable weight maintenance solution.
•
Advancing Rejuva Gene Therapy: We achieved key milestones in our Rejuva program by nominating RJVA-001 for type 2 diabetes (“T2D”) and completing key in vivo studies to support the submission of a clinical trial application (“CTA”). We also nominated RJVA-002 for obesity, further extending the reach of our platform to address the full spectrum of metabolic disease.

•	Scientific Recognition: Rejuva’s preclinical data was highlighted as a top abstract at the American Diabetes Association (“ADA”)’s 84th Scientific Sessions, validating its potential impact.
•
Real-World Data Supporting Revita: Findings from our Germany Real-World Registry study demonstrated long-term weight stability and metabolic improvements, reinforcing Revita’s ability to offer durable benefits beyond current therapies.

Corporate Governance Highlights

Independent Oversight
✔
All of our current non-employee directors (7 of 8 directors) are independent

✔
Regular executive sessions of independent directors at Board meetings

✔
Independent Board committees

✔
Active Board and committee oversight of the Company’s strategy and risk management

Board Effectiveness
✔
Directors possess deep and diverse set of skills and expertise relevant to oversight of our business operations and strategy

✔
Highly engaged Board with all current directors having attended over 75% of all meetings of the Board and committees on which they served in 2024

Good Governance Practices
✔
Development and periodic review of succession plans for members of senior management

✔
Code of Business Conduct and Ethics that applies to all Fractyl Health employees and directors, reinforces our core values and helps drive our workplace culture of compliance, ethical standards, integrity and accountability

✔
We prohibit all directors and executive officers from hedging or pledging our securities

✔
Clawback policy for recovery of erroneously awarded incentive compensation from executive officers

PROPOSAL ONE – ELECTION OF DIRECTORS
The current term of office of the Company’s three Class I directors expires at the Annual Meeting. The Board proposes that the following three director nominees be elected for a term of three years and until their successors are duly elected and qualified: William W. Bradley, Ajay Royan and Amy W. Schulman. The Board and the Nominating and Corporate Governance Committee believe that the three director nominees, together with our other continuing directors, encompass a range of talents, skills and expertise sufficient to provide sound and prudent guidance with respect to the Company’s operations and programs.
Board Recommendation

✔	Our Board unanimously recommends that you vote “FOR” the election of each of the three persons nominated by the Board.

If you return a duly executed proxy card without specifying how your shares are to be voted, the persons named in the proxy card will vote to elect William W. Bradley, Ajay Royan and Amy W. Schulman as directors. Each nominee currently serves on our Board, has consented to being named in this proxy statement and has indicated their willingness to continue to serve if elected. However, if any such director nominee should be unable to serve, or for good cause will not serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our Board, or our Board may reduce its size. Our Board has no reason to believe that any of the nominees will be unable to serve if elected.

Our Board of Directors
Director Biographies – Director Nominees

Director Since: 2017 Class I Age: 81 Committee Memberships: • Nominating and Corporate Governance Committee (Chair)
William W. Bradley

Senator Bradley has served as a member of our Board since March 2017. Since 2000, Sen. Bradley has been a managing director of Allen & Company LLC, an investment banking firm. From 2001 until 2004, he acted as chief outside advisor to McKinsey & Company’s non-profit practice. In 2000, Sen. Bradley was a candidate for the Democratic nomination for President of the United States. He served as a senior advisor and vice chairman of the International Council of JP Morgan & Co. from 1997 through 1999. During that time, Sen. Bradley also worked as an essayist for CBS Evening News, and as a visiting professor at Stanford University, the University of Notre Dame and the University of Maryland. Sen. Bradley served in the U.S. Senate from 1979 until 1997, representing the State of New Jersey. Prior to serving in the U.S. Senate, he was an Olympic gold medalist in 1964, and from 1967 through 1977 he played professional basketball for the New York Knicks, during which time they won two world championships. Sen. Bradley previously served on the board of directors of Starbucks Corporation from June 2003 until March 2018. Sen. Bradley also previously served on the board of directors of Seagate Technology, Willis Group Holdings Limited and QuinStreet, Inc. Sen. Bradley received his B.A. in American history from Princeton University and his M.A. in political philosophy and economics from the University of Oxford, Worcester College, where he was a Rhodes Scholar. We believe that Mr. Bradley is qualified to serve on our Board due to his deep understanding of public policy and U.S. governmental and regulatory affairs, and his broad leadership and corporate governance experience.

Director Since: 2014 Class I Age: 45 Committee Memberships: • Audit Committee • Nominating and Corporate Governance Committee
Ajay Royan

Mr. Royan has served as Chairman of our Board since August 2024 and has served as a member of our Board since 2014. Mr. Royan is the founder and has served as Managing General Partner at Mithril Capital Management LLC, or Mithril, a venture capital firm investing in technology companies, since June 2012. Mr. Royan serves on the board of directors of several private companies in which Mithril Capital Management LLC or its affiliates have invested, including Adimab, LLC, Oklo Inc., Helion Energy, Inc., AppDirect, Inc. and C2FO. Mr. Royan has served on the board of directors of Invivyd, Inc. (previously Adagio Therapeutics, Inc.), a publicly traded biopharmaceutical company, since March 2025, and serves on the science advisory board of the Oak Ridge National Laboratory and the board of directors of Fulbright Canada. Mr. Royan received his B.A. from Yale University. We believe that Mr. Royan is qualified to serve on our Board due to his experience working in the venture capital industry and experience working with and serving on the boards of directors of numerous technology companies.

Director Since: 2018 Class I Age: 64 Committee Memberships: • Nominating and Corporate Governance Committee
Amy W. Schulman

Ms. Schulman has served as a member of our Board since September 2018. Ms. Schulman is a healthcare investor and Managing Partner at Polaris Partners and co-founded and acts as Managing Partner of the Polaris Innovation Fund, which was formed in 2017. Ms. Schulman currently serves as Executive Chair of SQZ Biotech, as well as Lyndra Therapeutics, which she co-founded and served as the company’s initial Chief Executive Officer from July 2015 to September 2019. Prior to joining Polaris Partners, Ms. Schulman held various executive roles at Pfizer, including General Counsel, President of Pfizer Consumer Healthcare and Pfizer Nutrition. Ms. Schulman is currently a member of the board of directors of Alnylam Pharmaceuticals and Mount Sinai Hospital, and also serves as a member of Singapore’s Health and Biomedical Sciences International Advisory Council. She previously served as a Senior Lecturer at Harvard Business School and was a partner at DLA Piper. Ms. Schulman received her B.A. in Philosophy and English at Wesleyan University, graduating with Phi Beta Kappa honors, and her J.D. from Yale Law School. We believe that Ms. Schulman is qualified to serve on our Board due to her experience working with and serving on the boards of directors of various pharmaceutical and healthcare companies.

Director Biographies – Continuing Directors

Director Since: 2021 Class II Age: 49 Committee Memberships: • Audit Committee
Marc Elia

Mr. Elia has served as a member of our Board since June 2021. Mr. Elia has also served as a director and audit committee member at SQZ Biotech, a clinical-stage biotechnology company developing cell therapies for patients with cancer since May 2018, chairman at Invivyd, Inc. (previously Adagio Therapeutics, Inc.), a publicly-held biotechnology company developing antibodies against viruses, including potentially against COVID-19 since 2022, and previously served as a director at Adimab LLC, a provider of therapeutic antibody discovery and engineering. In September 2019, Mr. Elia founded M28 Capital Management, a healthcare sector investment fund, and serves as its Chief Investment Officer. Mr. Elia received his B.A. at Carleton College, graduating with magna cum laude honors. We believe that Mr. Elia is qualified to serve on our Board due to his business expertise and experience serving as a director at various life science companies.

Director Since: 2021 Class II Age: 67 Committee Memberships: • Compensation and Human Strategy Committee (Chair)
Clive Meanwell, M.B., Ch.B., M.D.

Dr. Meanwell has served as a member of our Board since June 2021. Dr. Meanwell has also been a director and member of the compensation and audit committees at BB Biotech, a publicly-held Switzerland-based biotechnology investment company, since 2004, a director at EQRx, a privately-held biotechnology company aiming to make medicine more affordable, from January 2021 to August 2023, a director at Comanche BioPharma, a privately-held preclinical biopharmaceutical company developing treatments for preeclampsia, since 2021, a director at Hugo Health, a privately-held cloud-based healthcare platform, since 2021, a director at Invivyd, Inc. (previously Adagio Therapeutics, Inc.), a publicly-held biotechnology company developing antibodies against viruses, including potentially against COVID-19, since 2022, and a director at Saama, a privately-held company, since 2021. Dr. Meanwell also currently serves as the Executive Chairman of Metsera, Inc. a public biotechnology company focused on treating metabolic diseases and as Executive Chairman and General Partner at Population Health Partners LP, an investment company focused on innovative therapeutics with the potential to transform health outcomes for populations. Dr. Meanwell also founded The Medicines Company, a biopharmaceutical company focused on addressing cardiovascular disease, and served as Executive Chairman and Chief Executive Officer from 1996 until 2018 and Chief Innovation Officer until 2020. Dr. Meanwell received his M.B., Ch.B. and M.D. from the University of Birmingham, UK. We believe that Dr. Meanwell is qualified to serve on our Board due to his medical background and experience working with and serving on the boards of directors of various pharmaceutical and healthcare companies.

Director Since: 2020 Class III Age: 59 Committee Memberships: • Audit Committee (Chair) • Compensation and Human Strategy Committee
Kelly Barnes

Ms. Barnes has served as a member of our Board since January 2022. Prior to joining us, she served in various roles at PricewaterhouseCoopers from 1988 to 2020, most recently serving as a Global Health Industries Leader from 2018 to 2020 and as a U.S. Health Industries Leader from 2009 to 2020, where she oversaw services across all health-related industries. Ms. Barnes currently serves on the board of directors of Included Health, a privately held company, and is a member of the executive advisory board of the Walton College of Business at the University of Arkansas. She received her B.S.B.A. and M.S.A in accounting from the University of Arkansas and is a registered certified public accountant in the state of Texas. We believe that Ms. Barnes is qualified to serve on our Board due to her strong business and financial acumen, and extensive experience advising companies in the healthcare industry.

Director Since: 2024 Class III Age: 60 Committee Memberships: • Compensation and Human Strategy Committee
Samuel Conaway

Mr. Conaway has served as a member of our Board since January 2024. Mr. Conaway also currently serves as a director of JD Palatine LLC, a privately held company. Since 2013, Mr. Conaway has held roles of increasing responsibility with Boston Scientific Corporation, a publicly held company focused on global development, manufacturing and marketing of medical devices, and in October 2021, he became President of U.S cardiology sales. He also currently serves as chair of Close the Gap, Boston Scientific Corporation’s health equity program. Prior to joining Boston Scientific Corporation, Mr. Conaway served as the Vice President of U.S. endovascular and coronary sales of Abbott Vascular (formerly Guidant), the cardiovascular device division of Abbott Laboratories, a publicly held biomedical company. Mr. Conaway has over 30 years of experience in the medical device industry. He received his B.S. in business management at the University of Phoenix and his M.B.A. at the University of Maryland. We believe that Mr. Conaway is qualified to serve on our Board due to his expertise and experience serving in leadership positions of various medical device companies.

Director Since: 2010 Class III Age: 48 Committee Memberships: • None
Harith Rajagopalan, M.D., Ph.D.

Dr. Rajagopalan co-founded Fractyl in 2010 and has served as our Chief Executive Officer and a member of our Board since 2011, while serving as an Entrepreneur-in-Residence at General Catalyst Partners from 2009 to 2011. Prior to founding Fractyl, Dr. Rajagopalan trained in internal medicine and clinical cardiology at Brigham and Women’s Hospital in Boston, Massachusetts from 2005 to 2011, and completed a research fellowship at Harvard Medical School from 2009 to 2011. Dr. Rajagopalan received his B.S. in chemistry from Stanford University, and his M.D. and Ph.D. from Johns Hopkins University School of Medicine. We believe that Dr. Rajagopalan is qualified to serve on our Board due to his role as co-founder of Fractyl Health, his management experience as our Chief Executive Officer and his scientific and medical experience.

PROPOSAL TWO – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed EY as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of EY is not required, we value the opinions of our stockholders and believe that stockholder ratification of the appointment is a good corporate governance practice.
EY has served as our independent registered public accounting firm since 2017. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of EY is expected to attend the Annual Meeting, will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions from stockholders.
In the event that the appointment of EY is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2026. Even if the appointment of EY is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of Fractyl Health.
Board Recommendation
✔	The Board recommends a vote “FOR” the ratification of the appointment by the Audit Committee of EY as our independent registered public accounting firm for the year ending December 31, 2025.
The following table summarizes the fees, including out-of-pocket costs, of EY, our independent registered public accounting firm, for the years ended December 31, 2024 and 2023 for audit services and other services.

Fee Category	2024	2023
Audit Fees	$616,000	$1,187,500
Audit-Related Fees	—	—
Tax Fees	55,638	31,580
All Other Fees	—	—
Total	$671,638	$1,219,080

Audit Fees
For 2024, audit fees consist of audit of our financial statements and the review of the quarterly unaudited interim financial statements.
For 2023, audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our Registration Statement in connection with our IPO, and other professional services provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
There were no audit-related fees for the periods presented.
Tax Fees
For 2024 and 2023, tax fees consist of fees for tax compliance and tax advisory services.
All Other Fees
There were no other fees for the periods presented.
Audit Committee Pre-Approval Policy and Procedures
Our Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage EY to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit

Committee, or specific pre-approval, or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy, or general pre-approval. Unless a type of service to be provided by EY has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s and the PCAOB’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2024, and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Kelly Barnes (Chair)
Marc Elia
Ajay Royan
Audit Committee of the Board of Directors

CORPORATE GOVERNANCE
Governance Overview
We are committed to maintaining robust governance practices and a strong ethical culture that benefits the long-term interests of our stockholders. The Company, with the oversight of the Board, regularly reviews, updates and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of our business. Our corporate governance and compliance practices include:
•
Independent Oversight. A majority of the current directors of the Board (7 of 8) are independent directors, including an independent Chairman of the Board and fully independent Board committees, as defined by the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”) and applicable rules of the Securities and Exchange Commission (“SEC”). Executive sessions of Board and Committee meetings are regularly held without management present.

•
Prohibition on Hedging and Pledging. Our Insider Trading Compliance Policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. In addition, individuals subject to this policy are prohibited from using our securities as collateral in a margin account or pledging the Company’s securities as collateral to secure loans.

•	Committee Charters. Each Board committee operates under a written charter that has been approved by the Board and reviewed and, if necessary, amended annually.
•	Board and Committee Self-Evaluations. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for overseeing periodic evaluations of the Board and its committees.
•
Frequent and Robust Stockholder Engagement. The Company has a robust stockholder engagement program pursuant to which the Company participates in investor conferences and holds numerous meetings with stockholders to discuss various topics, including our clinical progress, long-term strategy, capital deployment, and corporate governance.

•
Clawback Policy. We have adopted a clawback policy consistent with Nasdaq Rules that requires our executive officers to repay erroneously awarded incentive-based compensation following certain corrections to our financial statements.

•	No Poison Pill. The Company does not have a poison pill in place.
•
Ethics & Compliance. Our Code of Business Conduct and Ethics (the “Code”), which applies to all Fractyl employees and directors, reinforces our core values and helps drive our workplace culture of compliance, ethical standards, integrity and accountability.

•
Independent, Anonymous Complaint Process. The Company maintains a third-party managed hotline (“Hotline”) that permits the anonymous reporting of violations of our Code and other concerns. All Hotline submissions are reviewed and investigated by appropriate members of management. The results of all such investigations are reported to senior management and the Audit Committee quarterly.

Our Board has adopted the Corporate Governance Guidelines, Code and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation and Human Strategy Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, our Code, and our Policies and Procedures for Complaints in the “Corporate Governance” section of the investor relations website located at https://ir.fractyl.com, or by writing to our Corporate Secretary at our offices at 3 Van de Graaff Drive, Suite 200, Burlington, Massachusetts 01803.

Board Composition
Our Board currently consists of eight members: Kelly Barnes, William W. Bradley, Samuel Conaway, Marc Elia, Clive Meanwell, M.B., Ch.B., M.D., Harith Rajagopalan, M.D., Ph.D., Ajay Royan, and Amy W. Schulman.
Our Board is divided into three classes. As a result, approximately one-third of the Board will stand for election by the stockholders of the Company each year at the Company’s annual meeting for three-year terms. The current classes are as follows:
•
the Class I directors are William W. Bradley, Ajay Royan and Amy W. Schulman. Their current terms will expire at the Annual Meeting and, if they are re-elected, their subsequent terms will expire at the annual meeting of stockholders to be held in 2028;

•	the Class II directors are Marc Elia and Clive Meanwell, M.B., Ch.B., M.D. Their terms will expire at the annual meeting of stockholders to be held in 2026; and
•	the Class III directors are Kelly Barnes, Samuel Conaway and Harith Rajagopalan, M.D., Ph.D. Their terms will expire at the annual meeting of stockholders to be held in 2027.
Director Independence
Our Board of Directors has affirmatively determined that Kelly Barnes, William W. Bradley, Samuel Conaway, Marc Elia, Clive Meanwell, M.B., Ch.B., M.D., Ajay Royan, and Amy W. Schulman are each an “independent director,” as defined under the applicable Nasdaq Rules and SEC rules.
Director Candidates
Each year, at the annual meeting, the Board will recommend a slate of director nominees for election by the stockholders. In accordance with the Bylaws, the Board will also be responsible for filling vacancies or newly-created directorships on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is primarily responsible for identifying, screening and recommending candidates to the entire Board for Board membership. The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may identify potentially qualified director candidates through a number of channels, including soliciting our current directors and executives for the names of potentially qualified candidates or asking directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director. Prior to the closing of our IPO and pursuant to the amended and restated voting agreement with certain of our stockholders (“Voting Agreement Stockholders”), the Voting Agreement Stockholders designated each of William W. Bradley, Amy W. Schulman, and Ajay Royan as a director. Our voting agreement terminated by its terms in connection with the closing of our IPO, and members previously elected to our Board of Directors pursuant to this voting agreement will continue to serve as directors until they resign, are removed or their successors are duly elected by the holders of our common stock.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to Fractyl Health, Inc., 3 Van de Graaff Drive, Suite 200, Burlington, Massachusetts 01803, Attn: Nominating and Corporate Governance Committee, c/o Corporate Secretary. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications From Stockholders
Stockholders and other interested parties may contact the Board as a group, a specified Board committee or individual members by writing to the following address: 3 Van de Graaff Drive, Suite 200, Burlington, Massachusetts 01803, Attn: Corporate Secretary. Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We may also refer communications to other departments at the Company. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.
Stockholder Engagement
The Board strongly believes in proactive engagement, communication and transparency with the Company’s stockholders. In 2024, Fractyl Health’s management and Board proactively engaged with stockholders representing approximately 67% of our outstanding shares through investor conferences, direct meetings, and outreach initiatives. Discussions focused on key topics including our clinical progress, long-term strategy, capital deployment, and corporate governance. Feedback from these interactions was shared with the Board and informed our strategic planning and disclosures. The Company is committed to ongoing engagement with its investors on all appropriate matters, including executive compensation and governance.
Self-Evaluation
Our committee charters provide for periodic self-evaluations to determine whether the Board, its committees and the directors are functioning effectively. This may include survey materials and a report to, and discussion of survey results with, the Nominating and Corporate Governance Committee, as well as each committee and the full Board’s respective results. All directors are free to make suggestions on improvement of the Board’s or the committees’ practices at any time and are encouraged to do so.
Board Leadership Structure
Our Board is currently chaired by Ajay Royan, an independent director. Our Corporate Governance Guidelines provide that, if the chairman of the board is a member of management or does not otherwise qualify as independent, the independent directors of the board may elect a lead director. The lead director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the chairman is not present, including any executive sessions of the independent directors; approving board meeting schedules and agendas; and acting as the liaison between the independent directors and the chief executive officer and chairman of the board. Our Corporate Governance Guidelines further provide the flexibility for our Board to modify our leadership structure in the future as it deems appropriate. Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company at that particular time.

Currently, Ajay Royan serves as the independent Chairman of the Board and Harith Rajagopalan, M.D., Ph.D. serves as the Company’s Chief Executive Officer. The Board believes that this governance structure reinforces the independence of the Board from management. In addition, the Board believes the Chairman is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. For these reasons, our Board has concluded that our current leadership structure is appropriate at this time.
Our Board exercises its judgment in combining or separating the roles of Chairman, Chief Executive Officer, and, if applicable, lead independent director as it deems appropriate in light of prevailing circumstances. During its routine review of the Board’s leadership structure, the Board and the Company regularly consider the circumstances under which the roles of Chairman and Chief Executive Officer could most effectively serve the Company’s and its stockholders’ interests if combined. The Board will continue to exercise its judgment on an ongoing basis to determine the optimal Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two.
Board’s Role in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also assists the Board’s oversight of management of material risks facing the Company that are necessary or advisable for Audit Committee oversight, which may include, without limitation, the Company’s financial, operational, privacy, security, cybersecurity, business continuity and legal, compliance and regulatory risks. The Company’s financial risks, may include, for example, accounting risks, liquidity and credit risks, corporate tax positions, insurance coverage, cash investment strategy and results, and risks relating to the performance of the Company’s internal audit function and its independent registered public accounting firm, as well as the Company’s systems of internal controls and disclosure controls and procedures. Audit Committee oversight of the integrity of the Company’s information technology systems and cybersecurity risks may include at its discretion reviewing and assessing with management (i) the adequacy of controls and security for the Company’s information technology systems, processes and data and (ii) the Company’s contingency plans in the event of a breakdown or security breach affecting the Company’s information technology systems. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest and environmental and social matters. Our Compensation and Human Strategy Committee oversees the management of risks relating to our executive compensation plans and arrangements, as well as our human capital management. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks.
Code of Business Conduct and Ethics
We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code is available under the Corporate Governance section of our website at www.fractyl.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Rules concerning any amendments to, or waivers from, any provision of the Code.

Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that set forth our corporate governance principles and practices on a variety of topics, including director qualifications, director responsibilities, board leadership, and the composition and functioning of the Board. Our Corporate Governance Guidelines are designed to maximize long-term stockholder value, align the interests of the Board with those of our stockholders and promote high ethical conduct among our directors. The Corporate Governance Guidelines include the following key practices to assist the Board in carrying out its responsibility for the business and affairs of Fractyl Health:
(1)
Director Responsibilities. The basic responsibility of a director is to exercise his or her business judgment and act in what he or she reasonably believes to be in the best interests of Fractyl Health and its stockholders. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

(2)
Executive Sessions of Independent Directors. The independent directors of the Board are expected to meet in executive session without non-independent directors or management present on a regularly scheduled basis, but no less than twice per year.

(3)
Board Access to Senior Management. Directors have complete access to Fractyl Health’s management and can initiate contact or meetings through the CEO, the Chair or Lead Independent Director, if any, or if none is available or none is appropriate, directly by the director.

(4)	Board Access to Independent Advisers. The Board and each Board committee have the power to retain independent legal, financial or other advisors as they may deem necessary, at our expense.
(5)
Board Tenure. The Board believes that term limits on director service and a predetermined retirement age impose arbitrary restrictions on Board membership that may deprive the Board of insights and knowledge of the Company gained over time. The Board’s periodic performance evaluation described above will be a significant determinant for continuing service on the Board.

(6)
Directors who Change their Current Job Responsibilities. When a director, including any director who is currently an officer or employee of the Company, resigns or materially changes his or her position with his or her employer or becomes aware of circumstances that may adversely reflect upon the director or the Company, the director should notify the Nominating and Corporate Governance Committee of these circumstances. The Nominating and Corporate Governance Committee will consider the circumstances, and may in certain cases recommend that the Board request that the director submit his or her resignation from the Board if, for example, continuing service on the Board by the individual is not consistent with the criteria deemed necessary for continuing service on the Board.

(7)
Service on Multiple Boards. The Nominating and Corporate Governance Committee may take into account the nature of and time involved in a director’s service on other boards and/or committees in evaluating the suitability of individual director candidates and current directors. Prior to accepting any position on the board of directors of any organization, whether for-profit or not-for-profit, current directors are encouraged to notify the Chairman of the Board and the Chief Executive Officer or otherwise make the Company aware of such position. The Chief Executive Officer is expected to review the proposed board membership to ensure compliance with applicable laws and policies. Service on other boards and/or committees should be consistent with the Company’s conflict of interest policies.

(8)
Management Development and Succession Planning. The Board (or a committee delegated by the Board) will work on a periodic basis with the Chief Executive Officer to evaluate the Company’s succession plans for the Chief Executive Officer and other executive officers, including an emergency succession plan for the Chief Executive Officer.

Family Relationships
There are no family relationships among any of our directors or executive officers.

Insider Trading Compliance Policy and Anti-Hedging Policy
We have adopted an Insider Trading Compliance Policy governing the purchase, sale and other dispositions of our securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. Our Insider Trading Compliance Policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. In addition, individuals subject to this policy are prohibited from using our securities as collateral in a margin account or pledging the Company’s securities as collateral to secure loans. We believe our Insider Trading Compliance Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of our Insider Trading Compliance Policy is filed as an exhibit to our Form 10-K.
Executive Sessions
The independent members of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by the Chairman of the Board.
Attendance by Members of the Board of Directors at Meetings
There were 6 meetings of the Board during the fiscal year ended December 31, 2024. During the fiscal year ended December 31, 2024, each incumbent director attended at least 75% of the meetings of the Board and committees on which such director served that occurred while such director served on the Board or such committee(s).
Under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to prepare for and attend Board meetings and meetings of committees on which he or she serves.
We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances, directors will attend. As Fractyl was not a public company until the IPO, the Company did not hold an annual meeting of stockholders in 2024.

Board Committees

Audit Committee Met 5 times in 2024 Current Committee Members: Kelly Barnes (Chair) Marc Elia Ajay Royan
Primary Responsibilities Include:
•
appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•
overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•
discussing our risk management policies, including without limitation, of the Company’s financial, operational, privacy, security, cybersecurity, business continuity and legal, compliance and regulatory risks;
meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;
•
reviewing and approving or ratifying any related person transactions; and
•
preparing the audit committee report required by SEC rules.

Financial Expertise and Independence:
Our Board has determined that each of Ms. Barnes, Mr. Elia and Mr. Royan meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable Nasdaq Rules. All members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq Rules. Our Board has determined that Ms. Barnes is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and has the requisite financial sophistication as defined under the applicable Nasdaq Rules.

Report The Report of the Audit Committee is included beginning on page 11 of this proxy statement.

Compensation and Human Strategy Committee Met 3 times in 2024 Current Committee Members: Clive Meanwell (Chair) Kelly Barnes Samuel Conaway
Primary Responsibilities Include:
•
reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers;
•
overseeing an evaluation of our executive officers;
•
overseeing and administering our cash and equity incentive plans;
reviewing and making recommendations to our Board with respect to director compensation;
•
administering the Company’s compensation recovery policy guidelines;
•
working with our Chief Executive Officer to evaluate our succession plans for the Chief Executive Officer and other executive officers;
•
reviewing our strategy related to human capital management, including talent acquisition and retention;
•
reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
•
preparing the annual compensation committee report required by SEC rules, to the extent required.

Independence:
Our Board has determined that each of Clive Meanwell, Kelly Barnes, and Samuel Conaway qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Nominating and Corporate Governance Committee Met 1 time in 2024 Current Committee Members: William W. Bradley (Chair) Ajay Royan Amy W. Schulman
Primary Responsibilities Include:
•
identifying individuals qualified to become board members;
•
recommending to our Board the persons to be nominated for election as directors and appointed to each board committee;
•
reviewing the Board’s Corporate Governance Guidelines and considering other governance matters and, as appropriate, making recommendations to the Board;
•
reviewing the Board’s leadership structure to assess whether it is appropriate given the specific characteristics and circumstances of the Company;
•
reviewing and overseeing the Company’s strategy, initiatives, policies and risks concerning environmental and social matters; and
•
overseeing a periodic evaluation of our Board of Directors.

Independence:
Our Board has determined that each of William W. Bradley, Ajay Royan and Amy W. Schulman does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq Rules.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the 2024 Summary Compensation Table below. In 2024, our named executive officers and their positions were as follows:
•	Harith Rajagopalan, M.D., Ph.D., Chief Executive Officer;
•	Jay D. Caplan, President and Chief Product Officer; and
•	Lisa A. Davidson, Chief Financial Officer and Treasurer.
2024 Summary Compensation Table
The following table sets forth information concerning the total compensation of our named executive officers for the year ended December 31, 2024:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Harith Rajagopalan, M.D., Ph.D. Chief Executive Officer	2024	$604,462	$—	$3,976,799	$274,500	$600	$4,856,361
	2023	550,000	2,430,014	267,990	313,500	270	3,561,774
Jay D. Caplan President and Chief Product Officer	2024	468,077	—	1,587,435	142,500	600	2,198,612
	2023	400,000	2,097,678	220,507	154,000	1,188	2,873,373
Lisa A. Davidson Chief Financial Officer and Treasurer	2024	445,385	—	1,391,287	135,000	600	1,972,272

(1)
Amounts reflect the full grant-date fair value of option awards granted during the fiscal years shown computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of option awards granted in the fiscal year ended 2024 and 2023 in Note 12 to the consolidated financial statements included in our Form 10-K.

(2)
Amounts reported in this column represent the performance bonuses earned for the years shown. Please refer to “Narrative to Summary Compensation Table-2024 Bonuses” below for additional information regarding our 2024 bonus program.

(3)
With respect to Dr. Rajagopalan, Mr. Caplan and Ms. Davidson, the amounts reported in this column represent annual life insurance premiums paid by the Company on behalf of the executive during the fiscal years shown.

Narrative to Summary Compensation Table
2024 Salaries
The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The 2024 annual base salaries for our named executive officers were:

Named Executive Officer	2024 Annual Base Salary ($)
Harith Rajagopalan, M.D., Ph.D.	$610,000
Jay D. Caplan	$475,000
Lisa A. Davidson	$450,000

2024 Bonuses
We offer our named executive officers the opportunity to earn annual cash bonuses to compensate them for attaining short-term goals as approved by our Board of Directors. For 2024, bonuses were based on attaining corporate operational goals. Corporate goals for 2024 related to Revita clinical program: REVEAL-1 progress in enrollment and data reporting (weighted 10%) and REMAIN-1 progress in enrollment (weighted 70%); and successfully obtaining regulatory feedback with respect to, and demonstrating manufacturability of, Rejuva (weighted 10%); and demonstrating progress toward commercialization (weighted 10%). Our Board of Directors approved a 2024 annual target bonus as a percent of base salary for each named executive officer as follows:
•	Harith Rajagopalan, M.D., Ph.D.: 60%
•	Jay D. Caplan: 40%
•	Lisa A. Davidson: 40%
For 2024, the Board, upon the recommendation of the Compensation and Human Strategy Committee, approved an annual performance bonus for each of the named executive officers at 75% of target level, based on its determination of cumulative achievement of the foregoing performance goals. The actual amount of performance bonus earned by each of the named executive officers for 2024 is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table above.
Equity Compensation
We have historically granted stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Our stock options generally allow employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant, as determined by our Board of Directors. Stock option grants made to new hires typically vest as to 25% of the underlying shares on the first anniversary of the employment commencement date and in equal monthly installments over the following three years. Stock option grants made to existing employees typically vest in 48 equal monthly installments following the date of grant. Historically, our stock options have been intended to qualify as “incentive stock options” to the extent permitted under the Internal Revenue Code.
In connection with our IPO, we adopted the 2024 Incentive Award Plan (the “2024 Plan”), in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of the Company and certain of its affiliates to enable the Company and certain of its affiliates to obtain and retain services of these individuals, which we consider to be essential to our long-term success. Following the effective date of the 2024 Plan, we ceased making any further grants under the 2011 Stock Incentive Plan (the “2011 Plan”). However, the 2011 Plan will continue to govern the terms and conditions of the outstanding awards granted under it.
Performance-Based Options
In connection with our IPO, the following options to purchase shares of our common stock under the 2024 Plan were granted to our named executive officers on February 1, 2024:

Named Executive Officer	Options Granted
Harith Rajagopalan, M.D., Ph.D.	435,900
Jay D. Caplan	174,000
Lisa A. Davidson	152,500

These options have an exercise price per share equal to $15.00 per share and become eligible to vest as follows: 40% upon attainment of certain clinical milestones related to REVITALIZE-1; 40% upon attainment of certain regulatory and clinical milestones related to REMAIN-1; and 20% upon attainment of certain clinical milestones related to Rejuva, in each case, over the period February 1, 2024 through December 31, 2024 (the “performance period”). Any portion of the option for which the applicable milestone is achieved will vest in four substantially equal installments occurring on the final day of the performance period and each of the first three anniversaries thereof.
On February 27, 2025, the Board, upon the recommendation of the Compensation and Human Strategy Committee, determined that the clinical milestones related to REVITALIZE-1 were not achieved, but that the performance objectives related to REMAIN-1 and Rejuva were achieved, resulting in 60% of each 2024 performance-based option becoming earned.

Other Elements of Compensation
Retirement Plan. We currently maintain a 401(k) retirement savings plan for our employees who satisfy certain eligibility requirements. Our named executive officers, are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. For 2024, we did not make any employer contributions to the 401(k) plan.
Health and Welfare Plans. Our named executive officers are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance and accidental death & dismemberment insurance, generally on the same terms as our other full time employees, provided that, we provide higher levels of life insurance coverage to our executives, including each of our named executive officers, than is generally available to our other employees.
Outstanding Equity Awards at 2024 Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2024.

		Option Awards
Name	Vesting Start Date	Underlying Un-exercised Options (#) Exercisable	Underlying Un-exercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date
Harith Rajagopalan, M.D., Ph.D.(1)	3/1/2015	123,484	—	$1.70	2/9/2025
	12/17/2015	345,078	—	2.67	12/16/2025
	6/27/2016	179,868	—	2.67	6/26/2026
	3/14/2018	422,473	—	3.35	3/13/2028
	3/26/2020	475,021	—	3.89	3/25/2030
	6/24/2021	230,073	32,864	6.98	6/23/2031
	9/7/2022	9,180	7,129	8.59	9/6/2032
	3/16/2023	14,273	18,345	8.18	3/15/2033
	11/10/2023	4,258	12,773(2)	11.21	11/9/2033
	2/1/2024	65,385	196,155(3)	15.00	1/31/2034
Jay D. Caplan(4)	3/1/2015	61,742	—	1.70	2/9/2025
	12/17/2015	145,875	—	2.67	12/16/2025
	6/27/2016	23,298	—	2.67	6/26/2026
	3/14/2018	94,879	—	3.35	3/13/2028
	3/26/2020	12,824	—	3.89	3/25/2030
	6/24/2021	34,103	4,871	6.98	6/23/2031
	9/7/2022	6,555	5,094	8.59	9/6/2032
	3/16/2023	11,214	14,414	8.18	3/15/2033
	11/10/2023	3,675	11,026(2)	11.21	11/9/2033
	2/1/2024	26,100	78,300(3)	15.00	1/31/2034
Lisa A. Davidson(5)	6/27/2016	240,481	—	2.67	12/16/2025
	3/27/2019	53,433	—	3.33	3/26/2029
	9/25/2019	21,181	—	3.89	9/24/2029
	3/26/2020	99,821	—	3.89	3/25/2030
	6/24/2021	141,071	20,150	6.98	6/23/2031
	9/7/2022	6,556	5,093	8.59	9/6/2032
	3/16/2023	10,198	13,100	8.18	3/15/2033
	2/1/2024	22,875	68,625(3)	15.00	1/31/2034

(1)
Except for the options granted to Dr. Rajagopalan on November 10, 2023 and February 1, 2024, Dr. Rajagopalan’s options vest in 48 equal monthly installments following the vesting start date, subject to his continued service through each applicable vesting date.

(2)
The option vests as to 25% of the underlying shares on each of the first four anniversaries of the vesting start date, subject to the named executive officer’s continued service through each applicable vesting date.

(3)
The option vested as to 25% of the number of shares earned based on achievement of pre-established clinical milestones on December 31, 2024, and the remaining number of shares earned will vest in equal annual installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.

(4)
Except for the option granted to Mr. Caplan on November 10, 2023, Mr. Caplan’s options vest in 48 equal monthly installments following the vesting start date, subject to his continued service through each applicable vesting date.

(5)
Except for the option granted to Ms. Davidson on February 1, 2024, Ms. Davidson’s options vest in 48 equal monthly installments following the vesting start date, subject to her continued service through each applicable vesting date.

Executive Employment Agreements
We entered into new employment agreements with each of our named executive officers in connection with our IPO which superseded their prior employment arrangements with us.
The agreements entitle the named executive officers to the annual base salaries described above under the heading “-Annual Base Salaries” and annual target bonus opportunities equal to those in effect for 2024. If we terminate the named executive officer without “cause” or the named executive officer resigns for “good reason” (each as defined below), subject to the named executive officer’s timely executing a release of claims and continued compliance with certain restrictive covenants, the named executive officer is entitled to receive (i) base salary continuation for a period of 12 months, (ii) direct payment of, or reimbursement for, continued health coverage pursuant to COBRA for up to 12 months and (iii) with respect to Dr. Rajagopalan only, a cash lump sum payment equal to 1.0 times his target annual bonus.
If we terminate the named executive officer without “cause” or the named executive officer resigns for “good reason”, in either case, within three months prior to or within 18 months following a change in control, then, in lieu of the severance payments and benefits described above, subject to the named executive officer’s timely executing a release of claims and continued compliance with certain restrictive covenants, the named executive officer is entitled to receive (i) a cash amount equal to one times (or 1.5 times for Dr. Rajagopalan) the named executive officer’s annual base salary for the year of termination, payable over the 12 months (or 18 months for Dr. Rajagopalan) following the named executive officer’s termination date; (ii) direct payment of, or reimbursement for, continued health coverage pursuant to COBRA for up to 12 months (or 18 months for Dr. Rajagopalan); (iii) a cash lump sum payment equal to 1.0 times (or 1.5 times for Dr. Rajagopalan) the named executive officer’s target annual bonus; and (iv) accelerated vesting of all unvested equity or equity-based awards held by the named executive officer that vest solely based on continued employment or service.
For purposes of the employment agreements, “cause” generally means, subject to certain notice and cure rights, the executive’s (i) refusal to substantially perform the duties associated with the executive’s position or those assigned to him; (ii) material breach of the employment agreement; (iii) conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation of a felony or a crime involving moral turpitude, or the commission of any act involving fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary against the Company or any of its affiliates; or (iv) unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises or while performing executive’s duties and responsibilities under the employment agreement.
For purposes of the employment agreements, “good reason” generally means, subject to certain notice and cure rights, (i) any material reduction in annual base salary or target annual bonus, except any reduction in annual base salary that is proportionate to a reduction of base salaries affecting substantially all other executive officers of the Company; (ii) any material reduction in executive’s responsibilities, positions, duties or authority; (iii) the relocation of executive’s primary office to a location more than twenty-five (25) miles from the executive’s primary office as of the date of the employment agreement; or (iv) the Company’s breach of a material provision of the employment agreement.
Clawback Policy
We maintain a compensation recovery policy that is compliant with the listing requirements of Nasdaq.
Equity Award Timing Policies and Practices
We do not grant option awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on option award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. In fiscal year 2024, we did not grant option awards to our named executive officers during the time period outlined in Item 402(x) of Regulation S-K.
Insider Trading Compliance Policy
We maintain an insider trading compliance policy, as discussed under “Corporate Governance” elsewhere in this proxy statement.
Director Compensation
Effective upon the effectiveness of the registration statement relating to our IPO, we adopted and our stockholders approved a compensation program for our non-employee directors under which each non-employee director will receive the following amounts for their services on our Board of Directors:
•	Upon the director’s initial election or appointment to our Board of Directors that occurs after our IPO, an option to purchase 45,000 shares of our common stock;
•
If the director has served on our Board of Directors for at least six months as of the date of an annual meeting of stockholders and will continue to serve as a director immediately following such meeting, an option to purchase 22,500 shares of our common stock on the date of the annual meeting;

•	An annual cash retainer fee of $43,500;
If the director serves as chair on a committee of our Board of Directors, an additional annual cash retainer fee as follows:
•	Chair of the board: $35,000
•	Chair of the Audit Committee: $20,000
•	Audit committee member other than the chair: $10,000
•	Chair of the Compensation and Human Strategy Committee: $15,000
•	Compensation and Human Strategy Committee member other than the chair: $7,500
•	Chair of the Nominating and Corporate Governance Committee: $10,000
•	Nominating and Corporate Governance Committee member other than the chair: $5,000
Director fees under the program will be earned on a quarterly basis based on a calendar quarter and shall be paid in cash by the Company in arrears not later than the fifteenth day following the end of each calendar quarter; provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our board and no fee will be payable in respect of any period prior to the effective date of the registration statement on Form S-1 filed in connection with our IPO.
Stock options granted to our non-employee directors under the program will have an exercise price equal to the fair market value of our common stock on the date of grant, as determined under the 2024 Plan (or another applicable equity plan) and will expire not later than ten years after the date of grant. The stock options granted upon a director’s initial election or appointment will vest annually over three years. The stock options granted annually to directors will vest in a single installment on the earlier of the date of the next annual meeting of shareholders or the first anniversary of the date of grant, subject to continued service through such vesting date. In addition, all unvested stock options will vest in full upon the occurrence of a sale of the Company.
IPO Option Grants
In connection with our IPO, each of our non-executive directors received an option to purchase 45,000 shares of our common stock. Each of these options was granted with an exercise price of $15.00 per share and vests in three equal annual installments following the February 1, 2024 date of grant, subject to continued service with us on each applicable vesting date.
Consulting Agreement with Allan Will
On August 13, 2024, following his resignation from the Board of Directors, the Company entered into a consulting agreement with Allan Will, pursuant to which Mr. Will serves as an advisor to the Chairman of the Board.

Mr. Will is not entitled to any cash compensation in exchange for his consulting services, but his options that were vested as of the consulting agreement effective date remain exercisable for 30 months following such effective date. The consulting agreement also provides for an award of 22,500 restricted stock units, which was granted to Mr. Will on August 13, 2024 and vests in full on the first anniversary thereof, and reimbursement of legal fees in connection with negotiation of the consulting agreement, in an amount not to exceed $36,875.
2024 Director Compensation Table
The following table sets forth information concerning the compensation of non-employee directors for the year ended December 31, 2024. Dr. Rajagopalan, our Chief Executive Officer, is also a member of our Board of Directors, but he does not receive compensation for his service as a director. His compensation for service as an executive officer during 2024 is disclosed in the 2024 Summary Compensation Table and related narrative disclosure.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Options Award(1)(2) ($)	All Other Compensation ($)(3)	Total ($)
Kelly Barnes	47,008	—	406,035	—	453,043
William W. Bradley	35,422	—	406,035	—	441,457
Samuel Conaway	33,766	—	406,035	—	439,801
Marc Elia	35,422	—	406,035	—	441,457
Clive Meanwell, M.B., Ch.B, M.D.	38,732	—	406,035	—	444,767
Ajay Royan	43,361	—	406,035	—	449,396
Amy W. Schulman	32,111	—	406,035	—	438,146
Allan R. Will(4)	36,470	51,750	406,035(5)	36,875	531,130

(1)
Amounts reflect the full grant-date fair value of option awards granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of option awards in Note 12 to the consolidated financial statements included in our Form 10-K.

(2)	The table below shows aggregate numbers of unvested stock awards and option awards (exercisable and unexercisable) held by each of our non-employee directors as of December 31, 2024.

Name	Stock Awards (#)	Options Award (#)
Kelly Barnes	—	100,917
William W. Bradley	—	463,910
Samuel Conaway	—	45,000
Marc Elia	—	45,000
Clive Meanwell, M.B., Ch.B, M.D.	—	45,000
Ajay Royan	—	45,000
Amy W. Schulman	—	185,783
Allan R. Will	22,500	208,509

(3)	Represents reimbursement of legal fees pursuant to Mr. Will’s consulting agreement with the Company.
(4)	Mr. Will ceased to serve as a member of our Board of Directors upon his resignation on August 13, 2024.
(5)	Option grant was forfeited upon Mr. Will’s resignation from the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of April 16, 2025 with respect to the beneficial ownership of our common stock by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
The number of shares beneficially owned by each stockholder is determined in accordance with the rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any community property laws.
Percentage ownership of our common stock is based on 48,976,636 shares of our common stock outstanding as of April 16, 2025. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, RSUs, warrants or other rights held by such person that are currently exercisable or vested, or will become exercisable or vest within 60 days of April 16, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless noted otherwise, the address of all listed stockholders is c/o Fractyl Health, Inc., 3 Van de Graaff Drive, Suite 200, Burlington, Massachusetts 01803.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% or Greater Stockholders
Entities affiliated with Mithril(1)	6,412,201	13.1%
CVF, LLC(2)	5,544,669	11.1%
Entities affiliated with Maverick Capital(3)	5,119,290	10.3%
Entities affiliated with General Catalyst(4)	4,884,186	10.0%
Entities affiliated with Bessemer Venture Partners(5)	4,770,901	9.7%
Entities affiliated with Domain Associates, L.L.C.(6)	4,003,135	8.2%
BlackRock, Inc.(7)	2,483,635	5.1%

Named Executive Officers and Directors
Harith Rajagopalan, M.D., Ph.D.(8)	2,872,738	5.7%
Jay D. Caplan(9)	997,870	2.0%
Lisa A. Davidson(10)	623,815	1.3%
Kelly Barnes(11)	99,332	*
William W. Bradley(12)	446,872	*
Samuel Conaway(13)	15,000	*
Entities affiliated with Marc Elia(14)	1,871,117	3.8%
Entities affiliated with Clive Meanwell, M.B., Ch.B., M.D.(15)	292,890	*
Ajay Royan(1)(16)	6,445,102	13.2%
Amy W. Schulman(17)	161,166	*
All current executive officers and directors as a group (12 persons)(18)	14,303,294	27.0%

*	Represents beneficial ownership of less than 1%.

(1)
Based solely on a Schedule 13G filed on November 13, 2024. Consists of (a) 5,160,301 shares of common stock held by Mithril LP and (b) 1,251,900 shares of common stock held by Mithril II LP. Mithril GP LP is the general partner of Mithril LP and Mithril GP LP may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Mithril LP. Mithril II UGP LLC is the general partner of Mithril II GP LP, which is the general partner of Mithril II LP and each of Mithril II UGP LLC and Mithril II GP LP may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Mithril II LP. Ajay Royan is the authorized person of Mithril GP LP and is the sole managing member of Mithril II UGP LLC. Ajay Royan and Peter Thiel are the members of the investment committee of Mithril GP LP and the members of the investment committee established by Mithril II GP LP, respectively. Each of the investment committees makes all investment decisions with respect to the shares held by each of Mithril LP and Mithril II LP, respectively, and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by each of Mithril LP and Mithril II LP. The address of the principal offices of each of these entities is c/o Mithril Capital Management LLC, 111 Congress Avenue, Suite 500, Austin, TX 78701.

(2)
Based on a Schedule 13G filed on February 14, 2024, and information known to the Company. Consists of (i) 4,673,870 shares of common stock for which CVF, LLC has shared voting power and shared dispositive power; (ii) 4,673,870 shares of common stock for which HCC Manager LLC has shared voting power and shared dispositive power; and (iii) 870,799 shares of common stock issuable upon exercise of the July 2023 Warrants at an assumed exercise price of $12.00. HCC Manager LLC, manager of CVF, LLC, exercises voting and investment power with respect to the shares held by CVF, LLC. The address of CVF, LLC is 222 N. LaSalle Street, Suite 2000, Chicago, IL 60601.

(3)
Based on a Schedule 13G filed on November 14, 2024, and information known to the Company. Consists of (i) 4,248,492 shares of common stock for which Maverick Capital, Ltd. has shared voting power and shared dispositive power; (ii) 4,248,492 shares of common stock for which Maverick Capital Management, LLC has shared voting power and shared dispositive power; (iii) 4,248,492 shares of common stock for which Lee S. Ainslie III has shared voting power and shared dispositive power; (iv) 435,399 shares of common stock issuable to Maverick Designated Investments Fund, L.P. upon exercise of the July 2023 Warrants at an assumed exercise price of $12.00; and (v) 435,399 shares of common stock issuable to Maverick Growth Fund, L.P. upon exercise of the July 2023 Warrants at an assumed exercise price of $12.00. The address of each of these entities is c/o Maverick Capital, Ltd., 1900 N. Pearl Street, 20th Floor, Dallas, TX 75201.

(4)
Based solely on a Schedule 13G filed on February 16, 2024. Consists of (i) 4,884,186 shares of common stock for which General Catalyst GP V, LLC (“GCGPV”) has shared voting power and shared dispositive power; (ii) 4,884,186 shares of common stock for which General Catalyst Partners V, L.P. (“GCGV GPLP”) has shared voting power and shared dispositive power; (iii) 4,884,186 for which General Catalyst Group V, L.P. (“GCGV”) has shared voting power and shared dispositive power; and (iv) 4,884,186 for which GC Entrepreneurs Fund V, L.P. (“GCEV” and, together with GCGPV, GCGV FPLP, and GCGV, the “Reporting Persons”) has shared voting power and shared dispositive power. General Catalyst Group Management Holdings GP, LLC (“GCGMH LLC”), is the general partner of General Catalyst Group Management Holdings, L.P. (“GCGMH”), which is the manager of General Catalyst Group Management, LLC (“GCGM”), which is the manager of GCGPV. GCGV GPLP is the sole general partner of GCGV and GCEV. GCGPV is the sole general partner of GCGV GPLP. GCGV is the record owner of 4,784,323 shares and GCEV is the record owner of 99,863 shares (collectively, the “Record Shares”). As the general partner of GCGMH, GCGMH LLC may be deemed to beneficially own the Record Shares. As the sole general partner of GC V and GCEV, GCGV GPLP may be deemed to beneficially own the Record Shares. As the sole general partner of GCGV GPLP, GCGPV may be deemed to beneficially own the Record Shares. By virtue of their relationship as affiliated entities who have overlapping general partners and managing directors, each Reporting Person may be deemed to share the power and direct the disposition and vote of the Record Shares. Both GCGMH LLC and GCGPV are controlled by a group of three or more individuals, or the Managing Directors, having shared voting and dispositive control over the shares held by GC V and GCEV. Under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of both GCGMH LLC and GCGPV Managing Directors, no one of the Managing Directors is deemed to be a beneficial owner of the Issuer’s securities held by GCGV and GCEV. The principal business address of the foregoing entities and persons is 20 University Road, 4th Floor, Cambridge, MA 02138.

(5)
Based solely on a Schedule 13G filed on February 14, 2025. Consists of (i) 2,576,288 shares of common stock held of record by BVP VII Special Opportunity Fund L.P. (“BVP SOF”) for which BVP SOF has sole voting and dispositive power; (ii) 1,526,689 shares of common stock held of record by Bessemer Venture Partners VII L.P. (“BVP VII”) for which BVP VII has sole voting and dispositive power; (iii) 667,924 shares of common stock held of record by Bessemer Venture Partners VII Institutional L.P. (“BVP VII Institutional”) for which BVP VII Institutional has sole voting and dispositive power; (iv) 4,770,901 shares of common stock for which Deer VII & Co. L.P. (“Deer VII L.P.”) has sole voting and dispositive power; and (v) 4,770,901 shares of common stock for which Deer VII & Co. Ltd. (“Deer VII Ltd.”) has sole voting and dispositive power. BVP SOF, BVP VII, and BVP VII Institutional, directly own shares of common stock. As the general partner of Deer VII LP, which in turn is the general partner of the funds, Deer VII Ltd may be deemed to beneficially own all of the shares of common stock held directly by the funds and have the power to direct the dividends from or the proceeds of the sale of such shares. The address of each of these entities is c/o Bessemer Venture Partners 1865 Palmer Avenue; Suite 104, Larchmont, NY 10583.

(6)
Based on information known to the Company. Consists of 3,973,653 shares of common stock held by Domain Partners VIII, L.P. (Domain VIII) and 29,482 shares of common stock held by DP VIII Associates, L.P. (DP VIII). The managing members of One Palmer Square Associates VIII, L.L.C. share voting and investment power with respect to shares beneficially owned by Domain VIII and DP VIII. The address of Domain VIII and DP VIII is 103 Carnegie Center, Suite 300, Princeton, NJ 08540.

(7)
Based solely on a Schedule 13G filed on February 4, 2025. Consists of 2,467,733 shares of common stock for which BlackRock, Inc. has sole voting power and 2,483,635 shares of common stock for which Blackrock, Inc. has sole dispositive power. The address of BlackRock, Inc. is 50 Hudson Yards New York, NY 10001.

(8)
Consists of (i) 491,329 shares of common stock held by Harith Rajagopalan; (ii) 602,980 shares of common stock held by various family trusts for which Dr. Rajagopalan serves as the investment advisor and, as a result, exercises voting and dispositive power with respect to such shares; and (iii) 1,778,429 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 16, 2025.

(9)
Consists of (i) 153,544 shares of common stock held by Jay D. Caplan; (ii) 477,616 shares of common stock held by various family trusts for which Mr. Caplan serves as the investment advisor and, as a result, exercises voting and dispositive power with respect to such shares; and (iii) 366,710 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 16, 2025.

(10)	Consists of (i) 7,525 shares of common stock; and (ii) 616,290 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 16, 2025.
(11)	Consists of (i) 31,000 shares of common stock; and (ii) 68,332 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 16, 2025.

(12)
Consists of (i) 16,129 shares of common stock; (ii) 186,393 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 16, 2025 held of record by the Hillcrest Irrevocable Trust, of which Senator Bradley serves as sole trustee; and (ii) 244,350 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 16, 2025.

(13)	Consists of 15,000 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 16, 2025.
(14)
Consists of (i) 1,411,493 shares of common stock held by M28 Capital Master Fund LP (“M28 Capital”); (ii) 444,624 shares of common stock held by Sparviero LP; and (iii) 15,000 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 16, 2025. Marc Elia is a managing member of M28 Capital Fund GP LLC, the general partner of M28 Capital and Sparviero LP, and, as a result, may be deemed to share voting and investment power with respect to the shares held by each. Mr. Elia disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of M28 Capital and Sparviero LP is 700 Canal Street, 2nd Floor, Stamford, Connecticut 06902

(15)
Consists of (i) 277,890 shares of common stock held by Population Health Capital Partners II, L.P. (“PHPII”) and (ii) 15,000 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 16, 2025. Clive Meanwell, M.B., Ch.B., M.D., is the Founder of Population Health Partners GP, LLC, the general partner of PHPII, and, as a result, may be deemed to share voting and investment power with respect to the shares held by PHPII. Dr. Meanwell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of PHPII is 50 Mountaintop Road, Bernardsville, New Jersey 07924.

(16)	Includes (i) 17,901 shares of common stock; and (ii) 15,000 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 16, 2025. See also footnote (1).
(17)	Consists of (i) 8,550 shares of common stock; and (ii) 152,616 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 16, 2025.
(18)	Consists of (i) 10,352,782 shares of common stock; and (iii) 3,950,512 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 16, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following includes a summary of transactions since January 1, 2023 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, or 5% security holders, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described in “Executive Compensation” elsewhere in this proxy statement. We also describe below certain other transactions with our directors, executive officers and stockholders.
Related Party Agreements in Effect Prior to Our IPO
July 2023 Warrants
On January 11, 2022, the Company entered into a financing arrangement with certain lenders (the “2022 Lenders”) in which the Company issued convertible promissory notes in exchange for an aggregate principal amount of $20.1 million (the “2022 Convertible Notes”). Under the original terms of the 2022 Convertible Notes, interest accrued on the unpaid principal balance of the 2022 Convertible Notes at the rate of 3% per year until paid or converted in full. Subject to the conversion provisions, all principal and accrued interest on the 2022 Convertible Notes was to be due and payable on July 11, 2023 (the “Original Maturity Date”).
In July 2023, the Company issued fully vested warrants to purchase shares of the Company’s common stock in connection with the issuance of the amended and restated 2022 Convertible Notes (the “July 2023 Warrants”). The warrants to purchase common stock were issued to lenders under our 2022 Convertible Notes for a variable number of shares based on the principal amount of $20.9 million. The July 2023 warrants have an exercise price, at the holders’ choice, of (a) $17.9927 per share, (b) the lowest original issue price of shares of preferred stock we issue in our next bona fide private preferred equity financing round, (c) in the event of any convertible note, or similar convertible security financing, the conversion price contemplated by such convertible security, or (d) in the event of an IPO, the per share offering price to the public in such IPO.
CVF, LLC holds 870,799 shares of common stock issuable upon the exercise of the July 2023 warrants at an assumed exercise price of $12.00.
Amended and Restated Investors’ Rights Agreement
In connection with the issuance of our Series F Preferred Stock in June and July 2021, we entered into a Fifth Amended and Restated Investors’ Rights Agreement (the “IRA”), with certain holders of our preferred stock, many of which are beneficial holders of more than 5% of our capital stock or are entities with which certain of our directors are affiliated. The IRA imposes certain affirmative obligations on us and also grants certain rights to holders, including certain registration rights with respect to the securities held by them, certain information and observer rights, and certain additional rights. Certain provisions of the IRA terminated in connection with our IPO.
Amended and Restated Voting Agreement
We were a party to an amended and restated voting agreement with certain of our stockholders, pursuant to which each of our directors was elected to serve as members on our Board of Directors and, as of the date hereof, continue to so serve. Our voting agreement terminated by its terms in connection with the closing of our IPO, and members previously elected to our Board of Directors pursuant to this voting agreement will continue to serve as directors until they resign, are removed or their successors are duly elected by the holders of our common stock.
Amended and Restated Right of First Refusal and Co-Sale Agreement
In connection with the issuance of our Series F Preferred Stock in June and July 2021, we entered into a Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement(the “ROFR and Co-Sale Agreement”), with certain of our preferred stockholders, many of which are beneficial holders of more than 5% of our capital stock or are entities with which certain of our directors are affiliated. The ROFR and Co-Sale Agreement, among other things: (a) grants our investors certain rights of first refusal and co-sale with respect to proposed transfers of our securities by certain preferred stockholders; and (b) grants us certain rights of first refusal with respect to proposed transfers of our securities by certain preferred stockholders.

The ROFR and Co-Sale Agreement automatically terminated immediately prior to the completion of our IPO.
Policies and Procedures for Related Person Transactions
Our Board has adopted a written related person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described above occurred prior to the adoption of this policy.
Employment Agreements
We have entered into arrangements, including employment or consulting agreements with certain of our former directors and executive officers. See “Executive Compensation” elsewhere in this proxy statement
Director and Officer Indemnification and Insurance
Prior to the consummation of our IPO, we entered into separate indemnification agreements with each of our directors and executive officers. We also purchased directors’ and officers’ liability insurance. We have purchased directors’ and officers’ liability insurance for 2025.

OUR EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of our current executive officers (as of April 24, 2025):

Name	Age	Position(s)
Executive Officers
Harith Rajagopalan, M.D., Ph.D.(1)	48	Co-Founder, Chief Executive Officer, Director
Jay D. Caplan	63	Co-Founder, President, Chief Product Officer
Lisa A. Davidson	59	Chief Financial Officer, Treasurer
Timothy Kieffer, Ph.D.	59	Chief Scientific Officer
Sarah Toomey	50	General Counsel, Corporate Secretary

(1)	See biography on page 9 of this proxy statement.
Jay D. Caplan. Mr. Caplan co-founded Fractyl in 2010 and has served as our President and Chief Product Officer since 2011 and January 2022, respectively. He previously served as a member of our Board of Directors from 2011 to 2017. Prior to founding Fractyl, Mr. Caplan served as Chief Operating Officer of Candela Corporation from November 2007 to January 2010, which was then a publicly held U.S.-based global medical aesthetic device company. Prior to Candela, he served as Chief Technology Officer and Vice President of Research and Development of InfraReDx, Inc. from September 2001 to October 2007, a privately held company that designs and develops catheter-based coronary imaging devices, that was later acquired by Nipro Corporation (Japan). Mr. Caplan also previously served as Vice President of Operations of Thermo Cardiosystems Inc. (now part of Abbott Laboratories), where he assisted in developing the HeartMate II left ventricular assist device. Mr. Caplan received his B.S. in electrical engineering from the Massachusetts Institute of Technology, or MIT, and his M.B.A. from the University of Pennsylvania’s Wharton School of Business.
Lisa A. Davidson. Ms. Davidson has served as our Chief Financial Officer and Treasurer since August 2015. Prior to joining us, Ms. Davidson was Vice President of Finance and Administration of Flexion Therapeutics, Inc., or Flexion, a publicly held biopharmaceutical company focused on the development and commercialization of novel, injectable pain therapies, from March 2009 to August 2015. Prior to Flexion, Ms. Davidson served as Director of Finance of OmniSonics Medical Technologies, Inc., a privately held U.S.-based medical device company focused on the treatment of vascular occlusive diseases. Ms. Davidson also previously served as Director of Finance of PerkinElmer Inc., a publicly held company focused on globally providing products and services to customers in health sciences and other advanced technology markets, and as Director of Finance at Citizens Advisers, Inc., an investment adviser to Citizens Funds, an investment company. Ms. Davidson has led various functions outside of Finance and Accounting including Human Resources and Information Technology. Ms. Davidson received her B.A. and M.B.A. from the University of New Hampshire.
Timothy Kieffer, Ph.D. Dr. Kieffer has served as our Chief Scientific Officer since September 2023. Prior to joining us, Dr. Kieffer served as the Chief Scientific Officer of ViaCyte Inc., a privately held company at the forefront of stem cell-derived treatments for diabetes, from September 2021 to October 2022. In September 2024 Dr. Kieffer co-founded Lunar Therapeutics, a privately held company formed with the goal of developing novel strategies for stem cell-derived treatments for diabetes, where he also serves as a member of the board of directors. He also currently serves as a Professor of Medicine in the department of cellular and physiological sciences and surgery at the University of British Columbia, a position he has held since 2007. Dr. Kieffer’s research is focused on islet biology and the development of novel gene and cell therapy approaches to treat diabetes, and he has co-authored more than 200 publications on these topics and has been cited over 20,000 times. He received his Ph.D. in physiology from the University of British Columbia.
Sarah Toomey. Ms. Toomey has served as our General Counsel and Corporate Secretary since May 2022. Prior to joining us, Ms. Toomey was Senior Vice President of Operations and General Counsel of BERG LLC or BERG (now BPGbio, Inc.), a clinical-stage AI-powered biopharmaceutical company focused on oncology, neurology and rare diseases, from October 2017 to May 2022. Prior to BERG, Ms. Toomey was General Counsel at Metamark Genetics, a molecular diagnostics company focused on urological cancer care, from April 2015 to October 2017. Ms. Toomey also previously served as Senior Vice President and General Counsel at IntelligentMDx, a company that developed and manufactured molecular diagnostics products, from February 2009 to January 2015. Ms. Toomey is a registered patent attorney and practiced patent law before becoming in-house counsel. Prior to law school, Ms. Toomey was employed at Merck as a microbiologist. Ms. Toomey received her B.S. in bacteriology from the University of Wisconsin-Madison and her J.D. from Suffolk University Law School.

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Who Is Entitled To Vote At The Annual Meeting?
The Record Date for the Annual Meeting is April 16, 2025. You are entitled to vote at the Annual Meeting only if you are a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on April 16, 2025, there were 48,976,636 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting.
Why Have I Received A “Notice Of Internet Availability Of Proxy Materials”?
As permitted by SEC rules, we are making this proxy statement and our Annual Report available to certain of our stockholders electronically via the Internet. On or about April 24, 2025, we mailed to these stockholders a Notice of Internet Availability of Proxy Materials (“Internet Notice”) containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, then you should follow the instructions for requesting such materials contained on the Internet Notice.
What Is The Difference Between Being A “Record Holder” And Holding Shares In “Street Name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I Entitled To Vote If My Shares Are Held In “Street Name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.
How Many Shares Must Be Present To Hold The Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.
Who Can Attend And Vote At The Annual Meeting?
Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/GUTS2025. To participate and vote at the Annual Meeting, you will need the 16-digit control number included on your Internet Notice, proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. The meeting webcast will begin promptly at 12 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin 15 minutes before the meeting time, and you should allow ample time for check-in procedures.
Why Hold A Virtual Meeting?
We believe a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. A virtual meeting also improves communications, reduces negative environmental impact and reduces costs for our stockholders and the Company compared to an in person meeting. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/GUTS2025. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What If During The Check-In Time Or During The Annual Meeting I Have Technical Difficulties Or Trouble Accessing The Virtual Meeting Website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on the Annual Meeting login page.
Will There Be A Question And Answer Session During The Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters, for 15 minutes after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?”.
What If A Quorum Is Not Present At The Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.
What Does It Mean If I Receive More Than One Set Of Proxy Materials Or More Than One Internet Notice?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How Can I Obtain A Paper Copy Of The Annual Report?
We will furnish, without charge, a copy of our Annual Report, including consolidated financial statements but not including exhibits, to each of our stockholders of record on April 16, 2025, and to each beneficial stockholder on that date upon written request made to our Corporate Secretary at our offices at 3 Van de Graaff Drive, Suite 200, Burlington, Massachusetts 01803. A reasonable fee will be charged for copies of requested exhibits.

How Do I Vote?
We recommend that stockholders vote prior to the meeting by proxy even if they plan to attend the Annual Meeting and vote during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:
•	by Internet: You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•	by Telephone: You can vote by telephone by calling 1-800-690-6903 and following the instructions on the Internet Notice or proxy card; or
•	by Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 10, 2025. We encourage stockholders to submit their proxy via telephone or the Internet.
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.
Can I Change My Vote After I Submit My Proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to our Corporate Secretary such that it is received prior to the Annual Meeting; or
•	by voting during the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote during the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote during the Annual Meeting by obtaining your 16-digit control number from your bank or broker or otherwise voting through your bank or broker.
Who Will Count The Votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What If I Do Not Specify How My Shares Are To Be Voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 3 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will Any Other Business Be Conducted At The Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

How Many Votes Are Required For The Approval Of The Proposals To Be Voted Upon And How Will Abstentions And Broker Non-Votes Be Treated?

Proposal	Page Number	Voting Standard	Effect of Votes Withheld/Abstentions And Broker Non-Votes
Proposal No. 1: Election of directors	5	Plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect
Proposal No. 2: Ratification of appointment of our independent registered public accounting firm	10	Affirmative vote of the holders of a majority in voting power of the votes cast on the matter	Abstentions and broker non-votes, if any, will have no effect. We do not expect any broker non-votes on this proposal.

What Is An Abstention And How Will Votes Withheld And Abstentions Be Treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the ratification of the appointment of our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld will have no effect on the election of directors, and abstentions will have no effect on the ratification of the appointment of our independent registered public accounting firm.
What Are Broker Non-Votes And Do They Count For Determining A Quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of EY as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the proposal regarding the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.
Where Can I Find The Voting Results Of The Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

ADDITIONAL INFORMATION
Stockholder Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 3 Van de Graaff Drive, Suite 200, Burlington, Massachusetts 01803. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 25, 2025. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Corporate Secretary, Sarah Toomey.
In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2026 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Corporate Secretary at our principal executive offices not later than March 13, 2026 and not before February 11, 2026. However, if the 2026 annual meeting of stockholders is more than 30 days earlier or more than 60 days after the anniversary of the Annual Meeting, notice must be so delivered or mailed and received not later than the 90th day prior to the 2026 annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the 2026 annual meeting was first made by us. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2026 annual meeting of stockholders.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, any notice of director nomination submitted to the Company must include the additional information required by Rule 14a-19(b) under the Exchange Act.
Householding of Annual Meeting Materials
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials for the Annual Meeting or in the future, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.
Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.
In addition to the use of the mail, proxies may be solicited by personal interview, telephone and email by directors, officers and other employees of Fractyl who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 16, 2025, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR CORPORATE SECRETARY AT 3 VAN DE GRAAFF DRIVE, SUITE 200, BURLINGTON, MASSACHUSETTS 01803. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.
WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

Sarah Toomey
General Counsel and Corporate Secretary
April 24, 2025

FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the promise and potential impact of our preclinical or clinical trial data, the design, initiation, timing and results of clinical enrollment and any clinical studies or readouts, the content, information used for, timing or results of any Investigational New Drug (“IND”)-enabling studies, IND applications or Clinical Trial Applications, communications with regulators, the potential launch or commercialization of any of our product candidates or products, the potential treatment population or benefits for any of our product candidates or products, and our strategic and product development objectives and goals, including with respect to enabling long-term control over obesity and type 2 diabetes without the burden of chronic therapies, and the timing of any of the foregoing. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the Company’s limited operating history; the incurrence of significant net losses and the fact that the Company expects to continue to incur significant net losses for the foreseeable future; the Company’s need for substantial additional financing; the Company’s ability to continue as a going concern; the restrictive and financial covenants in the Company’s credit agreement; the lengthy and unpredictable regulatory approval process for the Company’s product candidates; uncertainty regarding its clinical studies; the fact that the Company’s product candidates may cause serious adverse events or undesirable side effects or have other properties that may cause it to suspend or discontinue clinical studies, delay or prevent regulatory development, prevent their regulatory approval, limit the commercial profile, or result in significant negative consequences; additional time may be required to develop and obtain regulatory approval or certification for the Company’s Rejuva gene therapy candidates; the Company’s reliance on third parties to conduct certain aspects of the Company’s preclinical studies and clinical studies; the Company’s reliance on third parties for the manufacture of sub-assembly components for Revita and for the materials for its Rejuva gene therapy platform for preclinical studies, and its ongoing clinical studies; the regulatory approval process of the FDA, comparable foreign regulatory authorities and lengthy, time-consuming and inherently unpredictable, and even if we complete the necessary clinical studies, we cannot predict when, or if, we will obtain regulatory approval or certification for any of our product candidates, and any such regulatory approval or certification may be for a more narrow indication than we seek; and the potential launch or commercialization of any of Company’s product candidates or products and our strategic and product development objectives and goals, and the other factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2025 and in our other filings with the SEC. These forward-looking statements are based on management’s current estimates and expectations. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause its views to change.
In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this proxy statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
References to our website address do not constitute incorporation by reference of the information contained at or available through our website, and you should not consider our website to be a part of this proxy statement.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GUTS2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70701-P27721 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRACTYL HEALTH, INC.

The Board of Directors recommends that you vote FOR the following nominees listed:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William W. Bradley
02) Ajay Royan
03) Amy W. Schulman

The Board of Directors recommends that you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V70702-P27721

FRACTYL HEALTH, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 11, 2025 12:00 PM EDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Harith Rajagopalan and Lisa A. Davidson, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of FRACTYL HEALTH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m. EDT, on June 11, 2025, virtually at www.virtualshareholdermeeting.com/GUTS2025, and any continuation, postponement, or adjournment thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side